EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 17, 2013, accompanying the consolidated financial statements included in the Annual Report of Napco Security Technologies, Inc. and Subsidiaries on Form 10-K for the years ended June 30, 2013 and 2012.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Napco Security Technologies, Inc. and Subsidiaries on Form S-8 (Registration No. 333-14743).

/s/ Baker Tilly Virchow Krause, LLP

Melville, New York
September 17, 2013